Exhibit 1.1

2,000,000 Shares of
6.375% Series D Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

UMH PROPERTIES, INC.
UNDERWRITING AGREEMENT
January 17, 2018
BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters
named in Schedule I hereto

c/o BMO Capital Markets Corp.
3 Times Square
25th Floor
New York, NY 10036
Ladies and Gentlemen:
UMH Properties, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated in this agreement (this "Agreement"), to issue and sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's 6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value per share (the "Preferred Stock"), to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated, are acting as representatives (collectively, the "Representatives").  The Company has also agreed to grant to the Underwriters an option to purchase up to an additional 300,000 shares of Preferred Stock (the "Option Shares") solely to cover over-allotments, if any.  The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."  The Shares, when issued and delivered by the Company pursuant to this Agreement, will form a single series of preferred stock of the Company.
The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-219118) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder.  Such registration statement, as of any time (the "Registration Statement"), means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Rules and Regulations; provided, however, that the "Registration Statement" without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the "new effective date" of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B; provided, further, that if a Rule 462(b) Registration Statement is filed with the Commission, then the term "Registration Statement" shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.  The  preliminary prospectus relating to the Shares (the "Preliminary Prospectus Supplement") and the related base prospectus dated July 12, 2017 (the "Base Prospectus") in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Shares or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a "Preliminary Prospectus."  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Rules and Regulations.  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the "Prospectus."  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) ("EDGAR").
1.            Agreement to Sell and Purchase.
(a)            Purchase of Firm Shares.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share of $24.2125, the respective number of Firm Shares set forth opposite such Underwriter's name on Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of Firm Shares, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Purchase of Option Shares.  In addition, on the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 300,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares; provided that the price per share for any Option Shares shall be reduced by an amount per share equal to any dividend or distributions declared and payable by the Company on the Firm Shares but not payable on the Option Shares.  The option hereby granted may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (an "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.  On the Option Closing Date, the Company shall issue and sell to each Underwriter the number of Option Shares set forth in the Option Shares Notice and the Underwriters shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.
2.            Delivery and Payment.
(a)            Closing.  Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed upon among the Representatives and the Company).  Such payment shall be made at 10:00 a.m., New York City time, on January 22, 2018 or at such time on such other date as may be agreed upon by the Company and the Representatives (such time and date is hereinafter referred to as the "Closing Time").  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company.  The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.
(b)            Option Closing.  Delivery of the Option Shares against payment by the Representatives (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Time) specified in the Option Shares Notice.
3.            Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Date (if any) and agrees with each Underwriter as follows:

(a)            Compliance with Registration Requirements.  The Company meets the requirements to use Form S-3.  The Registration Statement (i) has been prepared by the Company under the provisions of the Securities Act and the Rules and Regulations of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) has been declared effective by the Commission.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. Copies of the Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Representatives.  As used in this Agreement:
(i)            "Applicable Time" means 5:30 p.m. (New York City Time) on January 17, 2018.
(ii)            "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the Rules and Regulations and identified on Annex I and Annex II hereto, including without limitation any "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).
(iii)            "Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus (including any documents incorporated or deemed incorporated therein), together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.
(b)            Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated by reference therein.

(c)            Accuracy of Registration Statement.  Each of the Registration Statement, and any post-effective amendment thereto, at the time each became effective, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Each Preliminary Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Package did not and will not, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Time, if any, contain an untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date, as of the Closing Time, and as of each Option Closing Time, if any, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content (as herein defined).
(d)            Documents Incorporated by Reference.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they were or hereinafter filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)            Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and as of the date of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an ineligible issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405 under the Securities Act).
(f)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing representations and warranties in this Section 3(f) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content (as herein defined).

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in Section 4(b), and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and the Representatives, other than the Underwriters in their capacity as such) has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Annex I and Annex II hereto.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
(g)            Distribution of Offering Material by the Company.  Without limitation of the provisions of Section 4(g) hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any "written communication" (as defined in Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Preliminary Prospectus that is included in the Disclosure Package, the Prospectus, any amendment or supplements to any of the foregoing and any Permitted Free Writing Prospectuses (defined below).
(h)            Due Incorporation; Subsidiaries.
(i)            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.  The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined below) (a "Material Adverse Effect").

(ii)            All of the significant subsidiaries (as defined in the Rules and Regulations) of the Company are listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Each subsidiary of the Company (collectively, the "Subsidiaries") is duly organized, validly existing and in good standing under the laws of its respective jurisdiction.  Each of the Subsidiaries has full power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and each of the Subsidiaries is duly licensed or qualified to do business in and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing or to have such power or authority could not, individually or in the aggregate, have a Material Adverse Effect.  All of the outstanding equity securities of the Subsidiaries owned directly or indirectly by the Company have been duly authorized and validly issued, and, to the extent the issuer of such securities is a corporation, are fully paid and non-assessable, and, in each case, are owned by the Company free and clear of all liens, encumbrances, claims, mortgages, pledges, security interests, trust or other encumbrance, preferential arrangement or defect of any kind whatsoever (any "Lien").  Except for the equity securities of the Subsidiaries, the securities held in the Company's investment portfolio or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any entity or have any equity interest in any firm, partnership, joint venture, association or other entity.  Other than UMH of Indiana, Inc., United Mobile Homes of Ohio, Inc. and United Mobile Homes of Pennsylvania, Inc., the Company does not, and did not, as of December 31, 2016, have any "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X).
(i)            Authorization of Shares.  The authorized stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Description of Series D Preferred Stock - General."  The issued and outstanding shares of stock of the Company have been fully paid and are non-assessable and are not subject to any preemptive, first refusal, or similar right.  The Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.  The Company has reserved for future issuance, and will keep available at all times, a sufficient number of shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), to be issued upon conversion of the shares of Preferred Stock then outstanding and the shares of Common Stock when issued upon conversion and surrender of such shares of Preferred Stock in accordance with the Articles Supplementary (as defined below) will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus or as may have been granted pursuant to existing equity incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of stock of the Company or of any Subsidiaries or any such warrants, convertible securities or obligations.  Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any Lien.  The Articles Supplementary setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock and reflecting the reclassification of 2,300,000 shares of Common Stock as shares of Preferred Stock (the "Articles Supplementary") have been filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"), will have become effective under the Maryland General Corporation Law (the "MGCL") and will comply with all applicable requirements under the MGCL on or prior to the Closing Time.

(j)            Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Each of the Company and the Subsidiaries has, (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, the Disclosure Package and the Prospectus, (ii) complied with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a "Contract" and collectively, "Contracts") to which it is a party or by which its property is bound or affected, except, in the case of clauses (i), (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.   Each of the Company and the Subsidiaries has not received any notice of proceedings relating to the revocation or modification of such governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, Disclosure Package and the Prospectus which, individually or in the aggregate, if the subject of an enforceable decision, ruling or finding, would result in a Material Adverse Effect.  Each of the Company and the Subsidiaries is not now in violation of any provision of its charter or Bylaws, or similar organizational documents.
(k)            No Consent of Governmental Body Needed.  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body (each, a "Consent") is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except (i) for the acceptance for record of the Articles Supplementary by the SDAT and (ii) as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority ("FINRA") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.  Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, as applicable, could reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent.
(l)            Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Registration Statement and the Prospectus under "Use of Proceeds" do not and will not (i) violate the charter or Bylaws of the Company, (ii) result in the creation or imposition of any Lien upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

(m)            Financial Statements.  (i) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis throughout the entire period involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  No other financial statements or schedules (as such term is defined by the Rules and Regulations) of the Company are required to be included in the Registration Statement, the Disclosure Package or the Prospectus.  All "non-GAAP financial measures" (as defined in Regulation G under the Rules and Regulations) included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Rules and Regulations applicable thereto.
(ii)            PKF O'Connor Davies, LLP (the "Accountant"), who has reported on such financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountant has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of the Company.
(n)            Controls and Procedures.
(i)            Disclosure Controls and Procedures.  The Company has established and maintains effective disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act within the time periods specified in the Commission's rules and forms and is made known to the Company's management, including its principal executive officer and its principal financial officer, to allow timely decisions regarding disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and has determined that such disclosure controls and procedures are effective in compliance with Rule 13a-15 under the Exchange Act.

(ii)            Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company maintains (i) effective internal control over financial reporting as defined in Rules 13a-15 and 15d-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.
(iii)            No Material Weakness in Internal Controls.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company's most recent fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.
(iv)            The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls since the end of the Company's most recent fiscal year; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.
(o)            Off Balance Sheet Transactions.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.
(p)            Sarbanes Oxley.  There is, has been and, after giving effect to the offering and sale of the Shares, there will be no failure on the part of the Company or, to the knowledge of the Company, on the part of any of the Company's directors or officers, in their capacities as such, to comply in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(q)            Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act.
(r)            No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of each of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a "Material Adverse Change") or a material adverse change in the capitalization of the Company (other than the issuance of shares of Common Stock upon the exercise of stock options and warrants described as outstanding in, or the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Prospectus), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its stock.
(s)            Descriptions of Legal Matters.  The statements set forth in the Registration Statement, the Disclosure Package and Prospectus under the captions "Description of the Series D Preferred Stock," "Description of Capital Stock," "Certain Provisions of Maryland Law and Our Charter and Bylaws," "Material United States Federal Income Tax Considerations," "Certain Federal Income Tax Considerations for U.S. Holders," and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
(t)            REIT Status.  The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's current and proposed method of operation as set forth in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2018 and thereafter.  All statements regarding the Company's qualification and taxation as a REIT and descriptions of the Company's organization and current and proposed method of operation set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct in all material respects.  The Company has not taken any action, or failed to take any action, that could reasonably be expected to jeopardize its qualification as a REIT under the Code.
(u)            Investment Company.  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to the application of the net proceeds of the offering and sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

(v)            Litigation.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body including FINRA, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit.  There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations.
(w)            Title to Property.  The Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement, the Disclosure Package and the Prospectus as being owned respectively by it, free and clear of all Liens, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus or are not material to the business of the Company or the Subsidiaries.  Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement, the Disclosure Package and the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company or the Subsidiaries, as applicable.
(x)            Documents Described in Registration Statement.  There is no document or contract of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.
(y)            Statistical and Market Data.  All statistical or market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(z)            No Price Stabilization or Manipulation.  Other than permitted activity pursuant to Regulation M under the Exchange Act, none of the Company, any of the Subsidiaries or, any of their directors, officers or controlling persons, has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.
(aa)            No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company by reason of the filing of the Registration Statement or the issuance and sale of the Shares, except for rights that have been duly waived by such holder.

(bb)            Labor Matters.  Neither the Company nor any of the Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened, nor is the Company aware of any existing or imminent material labor dispute by the employees of the Company or any of its Subsidiaries or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
(cc)            No Unlawful Payments.  Neither the Company nor any director or officer, and to the knowledge of the Company, any agent or employee of the Company, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(dd)            Compliance with Anti-Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or to the knowledge of the Company, threatened.
(ee)            No Conflicts with Sanctions Laws.  Neither the Company nor any director or officer, and to the knowledge of the Company, any agent or employee of the Company, affiliate or other person associated with or acting on behalf of the Company is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff)            Taxes.  Each of the Company and its Subsidiaries has accurately prepared and timely filed all material federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges.  No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the best of the knowledge of the Company, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited financial statements, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority outstanding against the assets, properties or business of the Company or any Subsidiary, except for tax liens related to taxes that are not due and payable.
(gg)            Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.
(hh)            Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries maintains or contributes to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  No plan maintained or contributed to by the Company that is subject to ERISA (an "ERISA Plan") (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multiemployer plan," as defined in Section 3(37) of ERISA.

(ii)            Intellectual Property.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Subsidiaries owns, is licensed or otherwise has adequate rights to use all Company technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the "Intellectual Property") used by the Company or any Subsidiary that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted.  Neither the Company nor any of the Subsidiaries has received any threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries are obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
(jj)            Trademarks.  The Company and each of the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The use, in connection with the business and operations of the Company and each of the Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person in any manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Registration Statement, Disclosure Package and Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
(kk)            Protection of Intellectual Property.  Each of the Company and the Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(ll)            Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described in the Registration Statement, the Disclosure Package or the Prospectus.  No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and that is not so described in the Registration Statement, the Disclosure Package or the Prospectus.  The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan outstanding as of the Applicable Time made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary:  (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
(mm)            Environmental Matters.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(nn)            No Prohibition on the Subsidiaries from Paying Dividends or Making Other Distributions.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its stock, from repaying to the Company any loans or advances from the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.
(oo)            Lending Relationships.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has any lending or similar relationship with any Underwriter or any bank of other lending institution affiliated with any Underwriter and (ii) the Company will not use any of the proceeds from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its "affiliates" or "associated persons" (as such terms are used in FINRA Rule 2720) or otherwise direct any such proceeds to any Underwriter or any of its "affiliates" or "associated persons" (as so defined).
(pp)            FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 2720 is true, complete and correct in all material respects.
(qq)            Changes in Management.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the persons who were executive officers or directors of the Company as of the date of the Preliminary Prospectus included as part of the Disclosure Package has given oral or written notice to the Company or any of the Subsidiaries of his or her resignation (or otherwise indicated to the Company or any of the Subsidiaries an intention to resign within the next twelve months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.
(rr)            Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.
(ss)            Tax Officer's Certificate.  With respect to the legal opinion as to federal income tax matters provided to the Underwriters pursuant to Section 5(d) hereof, the Company's representatives fully understand the provisions in the officer's certificate supporting such opinion, and where representations in such officer's certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company's representatives are satisfied in their understanding of such terms and are capable of making such representations.

4.            Agreements of the Company.  The Company agrees with each Underwriter as follows:
(a)            Amendments and Supplements to Registration Statement.  The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (the "Prospectus Delivery Period") in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.
(b)            Amendments and Supplements to the Registration Statement, the Disclosure Package and the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Prospectus will comply with law.
(c)            Notifications to the Representatives.  The Company shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus, including any document incorporated by reference therein, or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Representatives promptly of all such filings.

(d)            Executed Registration Statements.  The Company shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.
(e)            Undertakings.  The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.
(f)            Prospectus.  Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period.  If during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.  The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.
(g)            Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex I and Annex II hereto.  Any such free writing prospectus consented to by the Representatives is herein referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)            Compliance with Blue Sky Laws.  Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject.
(i)            Delivery of Financial Statements.  During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of Common Stock or Preferred Stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; except that the Company will be deemed to have furnished such reports and financial statements to the Representatives and any Underwriter to the extent they are filed on EDGAR.
(j)            Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).
(k)            Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters and any Dealer Agreements, and any Underwriters' Questionnaire, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing or quotation of the Shares on the NYSE, (vi) any filings required to be made by the Representatives with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith in an amount not to exceed $10,000, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (viii) counsel to the Company, (ix) DTC and the transfer agent for the Shares, (x) the Accountant, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representatives), and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l)            Reimbursement of Expenses upon Termination of Agreement.  If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 or the Agreement is terminated pursuant to the second sentence of Section 8, the Company shall reimburse the several Underwriters for all out of pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8.
(m)            No Stabilization or Manipulation.  Other than permitted activity pursuant to Regulation M under the Exchange Act, the Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, stabilization or manipulation, under the Securities Act or otherwise, of any security of the Company to facilitate the sale or resale of any of the Shares.
(n)            Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Registration Statement and the Prospectus under "Use of Proceeds."
(o)            Listing.  Prior to the Closing Time, the Company shall have applied to have the Shares listed for trading on the NYSE.
(p)            Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or any securities convertible into or exercisable or exchangeable for shares of the Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement on Form S-3 relating to the registration of future offerings of the Company's securities) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of the Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Preferred Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Shares to be sold hereunder or to transactions occurring by operation of the provisions of Section 2 of Article V of the Company's charter.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:
(1)            issue the Shares to the Underwriters pursuant to this Agreement;
(2)            issue shares, and options to purchase shares, of Preferred Stock pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan or stock incentive plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement; and
(3)            issue shares of Preferred Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement.
(q)            REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company's board of directors that it is no longer in the Company's best interests to qualify as a REIT.
5.            Conditions of the Obligations of the Underwriters.  The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following conditions:
(a)            Prospectus Filings. All filings made pursuant to Rule 424 of the Rules and Regulations and Rule 430B shall have been made or will be made prior to the Closing Time in accordance with all such applicable rules.

(b)            No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Time and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the board of directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).
(c)            No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company has not issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged, mortgaged or otherwise encumbered.
(d)            Opinions of Counsel to the Company.  The Representatives shall have received the favorable opinions and letters, each dated the Closing Time and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from each of Stroock & Stroock & Lavan LLP, counsel to the Company, Venable, LLP, Maryland counsel to the Company, and Craig Koster, general counsel of the Company, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.  In addition, at Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, reasonably satisfactory in form and substance to counsel for the Underwriters, of Stroock & Stroock & Lavan LLP, tax counsel to the Company, to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.
(e)            All Representations True and Correct and All Conditions Fulfilled.  Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f)            No Material Actions, Suits or Proceedings.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no material actions, suits or proceedings instituted, or to the Company's knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.
(g)            Opinion of Counsel to the Underwriters.  The Representatives shall have received an opinion, dated the Closing Time and the Option Closing Date, from Cahill Gordon & Reindel LLP, counsel to the Underwriters, with respect to the Registration Statement, the Disclosure Package, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.
(h)            Accountant's Comfort Letter.  On the date of this Agreement, the Representatives shall have received from the Accountant a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.  At the Closing Time and, as to the Option Shares, the Option Closing Date, the Representatives shall have received from the Accountant a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time.
(i)            Officers' Certificates.  At the Closing Time and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:
(i)            there has not been a Material Adverse Change since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus;
(ii)            each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects with the same force and effect as though expressly made as of the Closing Time or the Option Closing Date, as applicable;
(iii)            the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time or the Option Closing Date, as applicable; and
(iv)            no stop order suspending the effectiveness of the Registration statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(j)            Articles Supplementary.  The Company shall have filed the Articles Supplementary with the SDAT.
(k)            Compliance with Blue Sky Laws.  The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Time and the Option Closing Date.
(l)            Stock Exchange Listing.  The Shares shall have been duly authorized for listing on the NYSE, subject only to notice of issuance.
(m)            Company Certificates.  The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Time and the Option Closing Date of any statement in the Registration Statement, the Disclosure Package or the Prospectus, as to the accuracy at the Closing Time and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.
6.            Indemnification.
(a)            Indemnification of the Underwriters.  The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statements or omissions made in reliance on and in conformity with the Underwriter Content.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)            Indemnification of the Company.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement made in reliance on and in conformity with the Underwriter Content.  This indemnity will be in addition to any liability that each Underwriter might otherwise have.
(c)            Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party or parties shall have received written notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)            Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
(e)            Survival.  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.
7.            Termination.  The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Time (or, with respect to the Option Shares, on or prior to the Option Closing Date) by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company (except as provided in Section 4(l)), if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, any of the following shall occur:
(a)            trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b)            trading in securities generally on the New York Stock Exchange or the NASDAQ shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;
(c)            a general banking moratorium shall have been declared by any of Federal or New York State authorities;
(d)            the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;
(e)            if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;
(f)            if there shall have been a Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, the effect of which is such as to make, in the judgment of the Representatives, it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or
(g)            if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities or preferred stock of the Company, or of the securities of any Subsidiary or subsidiary trust of the Company, by any "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or preferred stock under surveillance or review or on a so-called "watch list" (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or preferred stock has been placed on negative outlook.

8.            Substitution of Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter.  If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representatives for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l)) for the purchase or sale of any Shares under this Agreement).  In any such case either the Representatives or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
9.            Miscellaneous.
(a)            Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 3499 Route 9 North, Suite 3C, Freehold, New Jersey 07728, Attention:  Anna Chew, Chief Financial Officer, with a copy to (which shall not constitute notice) Stroock & Stroock & Lavan, LLP, 180 Maiden Lane, New York, NY 10038, Attention:  Jeffrey Lowenthal, or (b) if to the Underwriters to, BMO Capital Markets Corp. at 3 Times Square, 25th Floor, New York, New York 10036, Attention:  Equity Syndicate Department, and  Stifel, Nicolaus & Company, Incorporated  at One South Street, 15th Floor, Baltimore, Maryland 21202, Attn: Syndicate Department, with a copy to (which shall not constitute notice) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Helene Banks.  Any such notice shall be effective only upon receipt.  Any notice under Section 6 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.
(b)            No Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term "successors and assigns" as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser, as such purchaser of Shares from any of the several Underwriters.

(c)            Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.
(d)            Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company  with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether  any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(e)            Research Analyst Independence.  The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter's research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters' investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.
(f)            Governing Law.  THIS AGREEMENT AND ANY CONTROVERSY, CLAIM OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)            Underwriter Information.  The parties acknowledge and agree that, for purposes of Section 3(c) Section 3(f), Section 6(a) and Section 6(b) hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) consists solely of the following material included under the caption "Underwriting" in such documents: the first sentence of the eleventh paragraph regarding purchases of shares on the open market, the second sentence of the eleventh paragraph regarding stabilization, the fifth sentence of the eleventh paragraph regarding covering short positions, the eighth sentence of the eleventh paragraph regarding covering naked short positions, the first sentence of the twelfth paragraph regarding penalty bids and the seventeenth paragraph regarding electronic prospectuses (collectively, the "Underwriter Content").
(h)            Severability.   In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(i)            Waiver of Jury Trial.  The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
(j)            Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.
(k)            Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.
(l)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other party may be made by facsimile transmission.
[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.
Very truly yours,

UMH PROPERTIES, INC.

			By:	/s/ Anna Chew
Name:
Title:

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Director, Equity-Linked Capital Markets

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad M. Gorsuch
	Name:	Chad M. Gorsuch
	Title:	Managing Director

Each acting on behalf of itself and as a Representative of the several Underwriters named in Schedule I hereof

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Total Number of Shares to be Purchased
BMO Capital Markets Corp.	800,000
Stifel, Nicolaus & Company, Incorporated	600,000
B. Riley FBR, Inc.	200,000
D.A. Davidson & Co.	200,000
Janney Montgomery Scott LLC	200,000
Total	2,000,000

Schedule I-1

ANNEX I
ISSUER FREE WRITING PROSPECTUSES:

Issuer Free Writing Prospectus, dated January 17, 2018, filed with the Commission pursuant to Rule 433, substantially in the form of Annex II to this Agreement.

Annex I-1

ANNEX II

FINAL TERM SHEET

[See attachment]

Annex II-1

ANNEX II UMH PROPERTIES, INC. 6.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK ($25.00 LIQUIDATION PREFERENCE PER SHARE) Final Term Sheet January 17, 2018

Issuer:	UMH Properties, Inc.

Security:	6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value per share (the "Series D Preferred Stock")

Number of Shares:	2,000,000 shares (2,300,000 shares if the over-allotment option is exercised in full)

Trade Date:	January 18, 2018

Settlement Date:	January 22, 2018 (T+2).

Public Offering Price:	$25.00 per share; $50,000,000.00 total (assuming the over-allotment option is not exercised).

Underwriting Discount:	$0.7875 per share; $1,575,000.00 total (assuming the over-allotment option is not exercised).

Net Proceeds (before expenses):	$24.2125 per share; $48,425,000.00 total (assuming the over-allotment option is not exercised).

Dividend Rate:	6.375% per annum on the $25.00 liquidation preference (equivalent to $1.59375 per annum per share).

Dividend Payment Dates:	On or about the 15th day of March, June, September and December, commencing March 15, 2018.

Liquidation Preference:	$25.00 per share plus an amount equal to any accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date of such payment.

Optional Redemption:
On and after  January 22, 2023, the Series D Preferred Stock will be redeemable at the Issuer's option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus all accrued and unpaid dividends (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a record date for a Series D Preferred Stock declared dividend payment and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in the redemption price), on each share of Series D Preferred Stock to be redeemed.

Special Optional Redemption:
Upon the occurrence of a Delisting Event (as defined below), the Issuer will have the option, subject to certain conditions, to redeem the outstanding Series D Preferred Stock, in whole but not in part, within 90 days after the Delisting Event, for a redemption price of $25.00 per share, plus all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date  (unless the redemption date is after a record date for a Series D Preferred Stock declared dividend payment and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in the redemption price).

Annex II-1

Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, subject to certain conditions, redeem the Series D Preferred Stock, in whole but not in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (unless the redemption date is after a record date for a Series D Preferred Stock declared dividend payment and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in the redemption price).

Delisting Event:
Occurs when, after the original issuance of the Series D Preferred Stock (whether before or after January 22, 2023), both (i) the Series D Preferred Stock is not listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market ("NASDAQ") or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American LLC or NASDAQ and (ii) the Issuer is  not subject to the reporting requirements of the Exchange Act, but any Series D Preferred Stock is outstanding.

Change of Control:	Occurs when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of the Issuer's stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of the Issuer's stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common equity securities (or ADRs representing such securities) listed on the NYSE, the NYSE American LLC or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American LLC or NASDAQ.

Conversion Rights:
Upon the occurrence of a Delisting Event or a Change of Control, each holder of Series D Preferred Stock will have the right (unless, prior to the applicable conversion date, the Issuer provides notice of its election to redeem the Series D Preferred Stock) to convert all or part of the shares of Series D Preferred Stock held by such holder on the applicable conversion date, into a number of shares of the Issuer's common stock per share of Series D Preferred Stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accumulated and unpaid dividends thereon to, but not including, the applicable conversion date (unless the applicable conversion date is after a record date for a Series D Preferred Stock declared dividend payment and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in this sum) by (ii) the Common Share Price (as defined below); and

Annex II-2

•
3.4843, or the Share Cap (subject to pro rata adjustments for any share splits (including those effected pursuant to a common share dividend), subdivisions or combinations  with respect to shares of the Issuer's common stock as described in the Issuer's preliminary prospectus supplement).

The "Common Share Price" for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of the Issuer's common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Issuer's common stock is other than solely cash, the average of the closing price per share of the Issuer's common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

The "Common Share Price" for any Delisting Event will be the average of the closing price per share of the Issuer's common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

If the Issuer elects to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration (as defined in the Issuer's preliminary prospectus supplement) on the applicable conversion date, such shares of Series D Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares.

NYSE Listing Symbol:	UMH PRD

CUSIP:	903002 509

ISIN:	US9030025095

Joint Book-Running Managers:	BMO Capital Markets Corp. Stifel, Nicolaus & Company, Incorporated

Co-Managers:	B. Riley FBR, Inc.
D.A. Davidson & Co.
Janney Montgomery Scott LLC

The Issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by contacting: BMO Capital Markets Corp. at 1-800-414-3627; or Stifel, Nicolaus & Company, Incorporated at 1-855-300-7136.

Annex II-3

EXHIBIT A-1
[Form of Opinion of Stroock & Stroock & Lavan, LLP]

[See attachment]

Exhibit A-1-1

[●]

BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated
as Representatives of the several Underwriters
c/o BMO Capital Markets Corp.
3 Times Square
25th Floor
New York, NY 10036

Ladies and Gentlemen:
We have acted as counsel to UMH Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters relating to the sale and issuance by the Company of [●] shares (the "Shares") of its [●]% Series [●] Cumulative Redeemable Preferred Stock (the "Series [●] Preferred Stock") in an underwritten public offering pursuant to that certain Underwriting Agreement dated as of [●] (the "Underwriting Agreement") by and among the Company, BMO Capital Markets Corp. and Stifel Nicolaus & Company, Incorporated, as representatives of the Underwriters listed on Schedule I thereto (the "Underwriters").
We are rendering this opinion to you pursuant to Section 5(d) of the Underwriting Agreement.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.
We have examined copies of each of (i) the Underwriting Agreement, (ii) the Registration Statement on Form S-3 (No. 333-219118), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on June 30, 2017 (including the documents incorporated by reference therein, the "Registration Statement"), (iii) evidence that the Registration Statement was declared effective under the Securities Act by the Commission on July 12, 2017, (iv) the base prospectus dated July 12, 2017 included in the Registration Statement when it became effective (the "Base Prospectus"), (v) the preliminary prospectus supplement dated [●]relating to the sale of the Shares filed with the Commission on [●] (including the documents incorporated by reference therein, the "Preliminary Prospectus"), (vi) the Pricing Term Sheet dated [●] relating to the sale of the Shares filed with the Commission on [●] (the "Free Writing Prospectus" and, together with the Base Prospectus and the Preliminary Prospectus, the "Pricing Disclosure Package"), (vii) the final prospectus supplement dated [●] relating to the sale of the Shares filed with the Commission on [●] (including the documents incorporated by reference therein, the "Final Prospectus," and together with the Base Prospectus, the "Prospectus"), (viii) the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's Quarterly Report on Form 10-Q for the quarters ended [●],[●] and [●], each as filed under the Securities Exchange Act of 1934, as amended, incorporated by reference or deemed to be incorporated by reference in the Pricing Disclosure Package and the Prospectus, and (ix) the Company's Articles of Incorporation, including the Articles Supplementary setting forth the terms of the Series [●] Preferred Stock, as filed with the MDAT on [●]. We also have examined a copy of a specimen certificate representing the Series [●] Preferred Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments and certificates and other communications from officers and representatives of the Company and others, and have made such examinations of law, as we have deemed necessary to form the basis of the opinions hereinafter expressed.  In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to various questions of fact material to the opinions expressed below, we have relied upon (i) the representations and warranties of the Company contained in the Agreements or made pursuant thereto or in connection with the closing thereunder and (ii) statements by and certificates of officers and representatives of the Company and others.
Exhibit A-1-1

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning the laws of the State of Maryland (the Company's state of incorporation) or any law other than the laws of the State of New York and the federal laws of the United States of America.
For purposes of this opinion, we have assumed that the Underwriting Agreement is a valid and binding obligation of the parties thereto (other than the Company) and is enforceable against each of the parties thereto (other than the Company) in accordance with its terms.
When reference is made in this opinion to "our knowledge" or to what is "known to us," it means, unless otherwise indicated, the actual knowledge attributable to our representation of the Company of only those partners and associates who have given substantive attention to matters involving the Company since January 1, 2014.
Based upon and subject to the foregoing, we are of the opinion that:
1.	The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.
2.
The execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Shares being delivered on the date hereof, and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract which the Company filed with the Commission as an exhibit to the Registration Statement or as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2016, except for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit A-1-2

3.
No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Shares being delivered on the date hereof, and the consummation of the transactions contemplated by the Underwriting Agreement, except for the filing and effectiveness of the Articles Supplementary and except for the registration of the Shares under the Securities Act (which has been obtained) and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which we express no opinion).

4.
The Registration Statement was declared effective under the Securities Act on July 12, 2017; the Preliminary Prospectus, the Free Writing Prospectus and the Final Prospectus were filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the Securities Act on the respective dates specified above, in each case in the manner and within the time period required by Rule 424(b); and, to our knowledge, based on a review of the Stop Orders page of the Commission's website (http://www.sec.gov/ litigation/ stoporders. shtml), no order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

5.
The Registration Statement, the Preliminary Prospectus, the Free Writing Prospectus and the Prospectus (other than the documents incorporated by reference therein and the financial statements (including the notes thereto) and related schedules therein and other financial data included or incorporated by reference therein (as to which we express no opinion)) comply as to form in all material respects with the applicable requirements of the Securities Act.

6.
To our knowledge, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

7.	Neither the Company nor any of its Subsidiaries is an "investment company" or entity controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1-3

We have participated in conferences with officers and other representatives of the Company and with representatives of its independent accountants at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package and the Prospectus, nothing has come to our attention to cause us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time (which we assume to be [●] pm, New York City time, on [●] the date and time the Underwriting Agreement was executed) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of its date and the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements (including the notes thereto) and related schedules and other financial information included or incorporated by reference therein (as to which we express no belief).
This opinion is furnished solely for the benefit of the Underwriters and may not be used or relied upon by any other person or entity without our prior written consent.
Very truly yours,

Exhibit A-1-4

EXHIBIT A-2
[Form of Opinion of Venable, LLP]

[See attachment]

Exhibit A-2-1

[LETTERHEAD OF VENABLE LLP]

DRAFT – SUBJECT TO COMPLETION OF DUE DILIGENCE
AND REVIEW BY VENABLE LLP OPINION COMMITTEE

[●]

BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated
as Representatives of the several Underwriters
c/o BMO Capital Markets Corp.
3 Times Square
25th Floor
New York, NY 10036

Re:	UMH Properties, Inc.
Ladies and Gentlemen:
We have served as Maryland counsel for UMH Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters arising out of the sale and issuance by the Company of up to [●] shares (the "Shares") of [●]% Series [●] Cumulative Redeemable Preferred Stock, $0.01 par value per share (the "Series [●] Preferred Stock"), [including up to an additional [●] Shares to be issued pursuant to the exercise of an overallotment option,] of the Company in an underwritten public offering (the "Offering") pursuant to the Underwriting Agreement, dated as of [●] (the "Agreement"), by and among the Company, BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters listed on Schedule I thereto (the "Underwriters"). This opinion is being delivered to you pursuant to Section 5(d) of the Agreement.  Unless otherwise defined herein, capitalized terms defined in the Agreement and used herein shall have the meanings ascribed to them in the Agreement.  This firm did not participate in the negotiation or drafting of the Agreement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
1.            The Registration Statement on Form S-3 (Registration No. 333-219118) of the Company, and all amendments thereto (the "Registration Statement"), relating to the offering and sale of the Shares, filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act");
Exhibit A-2-1

2.            The Company's Prospectus, dated July 12, 2017 (the "Base Prospectus"), that forms a part of the Registration Statement, as supplemented by (i) a Preliminary Prospectus Supplement, dated [●] (the "Preliminary Prospectus Supplement"), (ii) the Company's Issuer Free Writing Prospectus, dated [●] (the "Issuer Free Writing Prospectus" and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the "Disclosure Package"), and (iii) the Company's Prospectus Supplement, dated [●] (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), each in the form in which it was filed with the Commission, including, in the case of the Prospectus, pursuant to Rule 424(b) of the Rules and Regulations or, in the case of the Issuer Free Writing Prospectus, Rule 433 of the Rules and Regulations;
3.            The charter of the Company, including the amendment thereto accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT") on [●], and the Articles Supplementary accepted for record by the SDAT on [●] (the "Articles Supplementary") classifying and designating the Series [●] Preferred Stock, certified by the SDAT (the "Charter");
4.            The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;
5.            The certificate of the SDAT as to the good standing of the Company, dated as of a recent date
6.            The Agreement;
7.            Resolutions adopted by the Board of Directors of the Company (the "Board") relating to, among other matters, the reclassification and issuance by the Company of the Shares and the delegation to a committee of the Board (the "Pricing Committee") of the power to determine, among other matters, the terms of the Shares, the number, public offering price, underwriting discount and other terms of the offering of the Shares, and the Agreement, certified as of the date hereof by an officer of the Company;
8.            Resolutions adopted by the Pricing Committee relating to, among other matters, the issuance of the Shares, the terms of the Shares, the number, public offering price, underwriting discount and other terms of the offering of the Shares and the Agreement, certified as of the date hereof by an officer of the Company;
9.            The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "10-K"), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended;
10.            The form of specimen certificate representing certificated shares of Series [●] Preferred Stock (the "Form Certificate"), certified as of the date hereof by an officer of the Company;
11.            A certificate executed by an officer of the Company (the "Certificate of Secretary"), dated as of the date hereof; and
12.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
Exhibit A-2-2

In expressing the opinion set forth below, we have assumed the following:
1.        Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.        Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.        Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.        All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.        The Shares will not be issued or transferred in violation of the restrictions or limitations in the Charter.
6.        Upon the issuance of any Common Shares (as defined below), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
The phrase "known to us" is limited to the actual knowledge of the lawyers within our firm who have worked on matters on behalf of the Company and are currently at the firm.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.            The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to own or lease all of its assets and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to execute and deliver the Agreement and to perform its obligations thereunder.
2.            The issuance of the Shares in accordance with the Agreement has been duly authorized and the Shares, when issued and paid for by the Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or other similar rights of any securityholder of the Company arising under the MGCL, the Charter or the Bylaws.

Exhibit A-2-3

3.            The issuance of the shares of Common Stock, $0.10 par value per share, of the Company (the "Common Stock") issuable upon the conversion of the Shares in accordance with the Articles Supplementary (the "Common Shares") has been duly authorized and, if and to the extent that Common Shares are issued upon the conversion of Shares in accordance with the Charter, such Common Shares will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or other similar rights of any securityholder of the Company arising under the MGCL, the Charter or the Bylaws.  The Board has adopted a resolution that states that the Common Shares issuable from time to time upon the conversion of the Shares outstanding from time to time are reserved for issuance.
4.            No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body in the State of Maryland is required in connection with the authorization, issuance, sale or delivery of the Shares by the Company in accordance with the terms of the Agreement, the execution and delivery of the Agreement by the Company, or the performance by the Company of its obligations thereunder, except such as have been obtained or made and except for any consents, approvals, authorizations, filings or orders as may be required under the securities laws of the State of Maryland, as to which we express no opinion.
5.            As of the date hereof, the Company has the authority to issue up to [●] shares of Common Stock, [●] shares of excess stock, $0.10 par value per share, [    ] shares of [●]% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, [●] shares of 8.0% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share, [●] shares of 6.75% Series C Preferred Stock and [●] shares of [●] % Series [●] Preferred Stock. The stock of the Company (including the Series [●] Preferred Stock) conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus under the headings "Description of the Series [●] Preferred Stock" and "Description of Capital Stock."
6.            The Form Certificate complies with all applicable statutory requirements of the MGCL and the requirements of the Charter and the Bylaws.
7.            The information in the Disclosure Package and the Prospectus under the headings "Risk Factors – Our ability to pay dividends is limited by the requirements of Maryland law", "Certain Provisions of Maryland Law and Our Charter and Bylaws," "Description of Capital Stock" and "Description of Series [●] Preferred Stock," and in the 10-K under the headings "Other Risks—There are restrictions on the transfer of our capital stock" and "Other Risks—We are subject to restrictions that may impede our ability to effect a change in control," to the extent that it constitutes matters of Maryland law or summaries of Maryland law, the Charter or the Bylaws, has been reviewed by us and is correct in all material respects.
8.            The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder have been duly authorized.  The Company has duly executed and, to the extent delivery is governed by the laws of the State of Maryland, delivered the Agreement.
9.            The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement (other than performance of the Company's indemnification obligations thereunder, as to which we express no opinion) do not and will not (a) violate the Charter or Bylaws or (b) violate any statute, rule or regulation of the State of Maryland applicable to the Company (other than state securities or blue sky laws of the State of Maryland, as to which we express no opinion).

Exhibit A-2-4

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  We note that the Agreement provides that it shall be governed by the laws of jurisdictions other than the State of Maryland.  Our opinion expressed in paragraph 4 above is based upon our consideration of only those consents, approvals, authorizations and orders of, and filings or declarations with, courts or governmental agencies or bodies in the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.  Our opinion expressed in paragraphs 9(b) above is based upon our consideration of only those statutes, rules and regulations of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person or entity without, in each instance, our prior written consent, except that this opinion may be relied upon by Stroock & Stroock & Lavin LLP, counsel to the Company, and Cahill Gordon & Reindel LLP, counsel to the Underwriters, in connection with their opinion letters, dated as of the date hereof, with respect to the Agreement, to be delivered to you pursuant to Section 5(g) of the Agreement, as if it were addressed to each such party and had been delivered to them on the date hereof.
Very truly yours,

Exhibit A-2-5

EXHIBIT A-3
[Form of Opinion of General Counsel]

[See attachment]

Exhibit A-3-1

[●]

BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated
as Representatives of the several Underwriters
c/o BMO Capital Markets Corp.
3 Times Square
25th Floor
New York, NY 10036

Ladies and Gentlemen:
I am General Counsel of UMH Properties, Inc., a Maryland corporation (the "Company").  The opinions expressed below are furnished to you pursuant to Section 5(d) of the Underwriting Agreement dated [●](the "Underwriting Agreement") by and among the Company, BMO Capital Markets Corp. and Stifel Nicolaus & Company, Incorporated in connection with the sale and issuance by the Company of [●]shares (the "Shares") of its [●]% Series [●] Cumulative Redeemable Preferred Stock (the "Series [●] Preferred Stock").  Capitalized terms used but not otherwise defined in this opinion letter shall have the respective meanings assigned thereto in the Underwriting Agreement.
In such capacity, I have reviewed the following documents (hereinafter collectively referred to as the "Documents"):
1.            The Registration Statement on Form S-3 (Registration No. 333-219118), of the Company (the "Registration Statement"), in the form filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act");
2.            The Company's Prospectus, dated July 17, 2017, that forms a part of the Registration Statement (the "Base Prospectus"), the Company's Preliminary Prospectus Supplement, dated [●](including the documents incorporated by reference therein, the "Preliminary Prospectus"), and the Company's Final Term Sheet, dated [●](the "Free Writing Prospectus" and, together with the Base Prospectus and the Preliminary Prospectus, the "Disclosure Package"), relating to the offering and sale of the Shares, and the Company's Final Prospectus Supplement, dated [●], relating to the offering and sale of the Shares (including the documents incorporated by reference therein and, together with the Base Prospectus, the "Prospectus"), in each case, in the form filed with the Commission under the Securities Act;
3.            The charter of the Company (the "Charter"), including the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on [●]  setting forth the terms of the Series C Preferred Stock (the "Articles Supplementary"), certified by the SDAT;
4.            The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

Exhibit A-3-1

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
6.            Resolutions adopted by the Board of Directors of the Company, and a duly authorized Pricing Committee thereof, relating to the Underwriting Agreement and the offering and issuance of the Shares, certified as of the date hereof by an officer of the Company;
7.            The Underwriting Agreement;
8.            A certificate executed by an officer of the Company, dated as of the date hereof; and
9.            A specimen certificate representing the Common Stock and a specimen certificate representing the Series [●] Preferred Stock.
I have also examined originals or copies of such corporate minutes, resolutions, consents, records, agreements and other instruments of the Company, certificates of public officials, certificates of officers and other representatives of the Company, and other documents, and have made such examinations of law, as I have deemed necessary to form the basis of the opinions hereinafter expressed.
In such examinations, I have assumed the genuineness of all signatures (other than those of the Company), the completeness and authenticity of all documents submitted to me as originals and the conformity to original documents of the documents supplied to me as copies.  As to various questions of fact relevant to the opinions hereinafter expressed, I have relied without independent investigations upon statements and certificates of officers of the Company and other parties to the Documents and of public officials, and have relied upon, and assumed the accuracy of, the representations and warranties of the Company contained in the Documents.  I have not conducted a search of or otherwise examined the records of any court.
The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New Jersey, in each case as currently in effect and which, in my experience, are generally applicable to transactions of the type contemplated by the Documents, and, for purposes of the opinion set forth in paragraph 1 below, the laws of the States of Maryland, New York, Florida, Indiana, Michigan, Ohio and Tennessee and the Commonwealth of Pennsylvania, and, for the purposes of the opinions set forth in paragraphs 2 and 3 below, the laws of the State of Maryland, subject in each case to the limitations set forth in the next two sentences.  As to any opinions relating to the Company's due qualification in each of the States of Maryland, New York, Florida, Indiana, Michigan, Ohio and Tennessee and the Commonwealth of Pennsylvania, I have relied solely on statements and certificates of public officials.  Although I am not admitted to practice in the State of Maryland, I am generally familiar with the Maryland General Corporation Law and the opinions expressed herein with respect to matters of Maryland law are limited to and based solely on a review of the Maryland General Corporation Law (excluding, however, any case law construing the provisions of such statute or Maryland common law).

Exhibit A-3-2

Based upon and subject to the foregoing, I am of the opinion that:
1.            The Company is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
2.            All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of each subsidiary are owned, directly or indirectly, by the Company and have been duly and validly authorized and issued, and are fully paid and non-assessable.
3.            To my knowledge, except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
4.            The Company's Form 10-K, Forms 10-Q, Forms 8-A and current reports on Form 8-K incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of the Exchange Act and there are no material agreements that are required to be filed as exhibits to such Form 10-K, Forms 10-Q or current reports on Form 8-K that have not been so filed.
This opinion is furnished solely for the benefit of the Underwriters and may not be used or relied upon by any other person or entity without my prior written consent.
Very truly yours,

Craig Koster
General Counsel

Exhibit A-3-3

EXHIBIT A-4
[Form of Tax Opinion of Stroock & Stroock & Lavan, LLP]

[See attachment]

Exhibit A-4-1

[●]
BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated
as Representatives of the several Underwriters
c/o BMO Capital Markets Corp.
3 Times Square
25th Floor
New York, NY 10036
Re:	UMH Properties, Inc.
Ladies and Gentlemen:
We have acted as legal counsel to UMH Properties, Inc., a Maryland corporation (the "Company"), in connection with its offering of Series [●] Cumulative Redeemable Preferred Stock (the "Preferred Stock") pursuant to a registration statement on Form S-3 (File No. 333-219118) filed with the Securities and Exchange Commission (the "Registration Statement"), as described in the Prospectus Supplement dated [●] (the "Prospectus Supplement" and, together with the Prospectus dated [●], the "Prospectus").

You have requested our opinion with respect to certain federal income tax matters in connection with the offering of the Preferred Stock. All capitalized terms used herein have their respective meanings set forth in the Prospectus unless otherwise stated.

We are rendering this opinion concerning federal income tax considerations pursuant to Section 5(d) of the Underwriting Agreement dated [●] by and among the Company, BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated.

In rendering this opinion, we have reviewed (i) the Registration Statement and the Prospectus; (ii) the Company's Articles of Incorporation as filed with the Secretary of State of Maryland; (iii) the Company's Bylaws, as amended; (iv) checklists provided by the Company for each of the taxable years ended December 31, 2012 through December 31, [●], setting forth the information necessary to determine whether the Company met the asset, income, and distribution tests to be qualified as a real estate investment trust under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), for such taxable years; and (v) such other documents, agreements and schedules as we have determined are necessary or relevant for purposes of rendering this opinion.
Exhibit A-4-1

For purposes of this opinion, we have assumed that, as stated in the Company's public filings with the Securities and Exchange Commission, the Company qualified as a "real estate investment trust" under the Code for the taxable years ended December 31, 1992 through December 31, 2005. Furthermore, with respect to matters of fact, in rendering this opinion we have relied upon the representations set forth in a certificate of an officer of the Company (the "Officer's Certificate") dated [●], relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate or in any other document. In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware. We have, therefore, assumed and relied on the Company's representations that the information, statements and descriptions of the Company's businesses, properties and activities (including as relates to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer's Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents. We have assumed that such statements, representations, descriptions and undertakings are true without regard to any qualification as to knowledge or belief and that the Company will fulfill any best efforts undertaking. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and descriptions. Any material change or inaccuracy in the facts referred to, set forth, or assumed in the Officer's Certificate or in any other documents may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have also assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements.
Based upon and subject to the foregoing, we are of the opinion that: (1) for its taxable years ended December 31, 2006 through December 31, [●], the Company has continuously been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code; (2) the Company's current organization and method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code for its December 31, [●] taxable year and subsequent taxable years; and (3) the statements set forth in (a) the Prospectus under the caption "Material United States Federal Income Tax Consequences" and (b) the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations for U.S. Holders," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize in all material respects the federal income tax laws referred to therein.

Exhibit A-4-2

We note, however, that the ability of the Company to qualify as a "real estate investment trust" for the 2017 taxable year or any future year will depend upon future events, some of which are not within the Company's control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Prospectus, the Officer's Certificate and this letter will continue to be accurate in the future. To the extent that actual facts and circumstances differ from those represented to us or assumed by us herein, our opinions should not be relied upon. In addition, our opinions are based on the Code, the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), cases or other relevant authority, and the status of the Company as a "real estate investment trust" for federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority, any of which can change at any time, possibly with retroactive effect.

In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the Service or the courts, and our opinion is not binding on the Service or the courts. Hence, there can be no assurance that the Service will not challenge, or that the courts will agree, with our conclusions.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Regulations, published administrative announcements and rulings of the Service, and court decisions.
This opinion is furnished solely for the benefit of the addressees hereof and may not be used or relied upon by any other person or entity without our prior written consent.

Very truly yours,

Exhibit A-4-3